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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     September 2, 1997 (August 27, 1997)



                              DYERSBURG CORPORATION
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             (Exact name of registrant as specified in its charter)


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
                 Tennessee                                   1-11126                     62-1363247
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(State or other jurisdiction of incorporation)       (Commission File Number)         (I.R.S. Employer
                                                                                      Identification No.)
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     1315 Phillips Street, Dyersburg, Tennessee                  38024
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     (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (901) 285-2323



                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets.
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         On August 27, 1997, the Company consummated the transactions contemplated by that certain Stock Purchase Agreement dated July 15, 1997 by and among the Company, Alamac Sub Holdings Inc. ("Seller"), AIH Inc. ("Alamac") and WestPoint Stevens Inc. ("WestPoint Stevens") pursuant to which the Company acquired all of the outstanding capital stock of Alamac (the "Acquisition"). Through its four manufacturing facilities located in North Carolina, Alamac manufactures and sells knitted fabrics primarily to manufacturers of men's, women's and children's apparel. The cash purchase price (the "Purchase Price") paid by the Company in the Acquisition was $126.0 million, which is subject to adjustment for changes in working capital and certain other items related to pension assets and liabilities subsequent to December 31, 1996. Prior to consummation of the Acquisition, Alamac transferred all of its cash and assets related to its Whitmire, South Carolina spinning plant to an affiliate of WestPoint Stevens and, accordingly, such assets will not be owned by Alamac following the Acquisition. In addition, under its financing arrangements, Alamac sold its accounts receivable and, as a result, the Company did not acquire Alamac's accounts receivable. Accordingly, the Company estimates that, in addition to the Purchase Price, it will be required to finance approximately $40.0 to $45.0 million of additional working capital.

         Pursuant to the Stock Purchase Agreement, the Company and WestPoint Stevens entered into an Interim Services Agreement pursuant to which WestPoint Stevens will provide certain information, credit, accounts receivable, accounts payable, purchasing and other corporate services for a period of up to nine months following the closing.

         The Company used the net proceeds from a private placement of $125.0 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2007 (the "Notes"), together with borrowings under a $160.0 million revolving credit and term loan agreement (the "New Credit Facility"), to finance the Purchase Price and working capital needs, repay amounts outstanding under the Company's existing credit facility and certain other indebtedness and pay related fees and expenses.

         The Notes bear interest at the rate of 9 3/4% per annum, are payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 1998, and mature on September 1, 2007. The Notes are not redeemable at the option of the Company prior to September 1, 2002. Commencing September 1, 2002, the Notes are subject to redemption at the option of the Company, in whole or in part, at 104.875% of the principal amount redeemed, declining each September 1 thereafter to 100% beginning September 1, 2005. The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company.

         The New Credit Facility with SunTrust Bank, Atlanta ("SunTrust") and one or more other financial institutions consists of a five-year revolver (the "Revolver") providing up to $110.0 million of availability and a five-year $50.0 million term loan (the "Term



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Loan"). The Term Loan provides for scheduled quarterly principal amortization such that $7.5 million of principal is paid during each of the first and second years following the closing; $10.0 million during the third year following the closing; and $12.5 million during each of the fourth and fifth years following the closing. The Revolver will be available in multiple drawings from time to time on and following the closing, subject to certain limitations, including a requirement that amounts outstanding under the Revolver (including certain letters of credit) will at all times be less than a borrowing base based on 50% of the Company's eligible inventory and 85% of the Company's eligible receivables, and amounts borrowed and repaid may be reborrowed until the fifth anniversary of the closing date.

         Amounts outstanding under the Revolver and the Term Loan bear interest, at the Company's option, at either LIBOR (adjusted for any reserves) plus a specified margin ranging from 0.75% to 2.75% (based on certain financial ratios) for interest periods of one, two, three or six months, or the base rate, which is the higher of SunTrust's prime lending rate and the overnight federal funds rate plus 0.50% plus a margin of 0.25% if certain financial ratios are not maintained.

         The Term Loan is subject to the following mandatory prepayments: (i) 100% of the net cash proceeds of an equity issuance by the Company, (ii) 50% of annual excess cash flow (as defined in the New Credit Facility) and (iii) 100% of net cash proceeds from asset sales (as defined in the New Credit Facility), subject to certain exceptions contained therein.

         All amounts owing under the New Credit Facility are secured by security interests in substantially all of the assets of the Company and its subsidiaries (including the assets of Alamac and its subsidiaries).

         The Company and each of its existing and future subsidiaries are subject to certain affirmative and negative covenants contained in the New Credit Facility, including without limitation covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and acquisitions and dispositions of assets; (iii) the incurrence of capitalized lease obligations; (iv) dividends; (v) prepayments or repurchase of other indebtedness and amendments to certain agreements governing indebtedness, including the Notes; (vi) engaging in transactions with affiliates and formation of subsidiaries; (vii) the use of proceeds; and (viii) change of lines of business. In addition, the New Credit Facility requires the Company to maintain compliance with certain specified financial covenants, including covenants relating to minimum net worth, minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum total debt.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (a) Financial Statements of Business to be Acquired (Incorporated by
         reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 5, 1997):




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         Report of Independent Auditors

         Consolidated Financial Statements:

                  Consolidated Balance Sheets as of December 31, 1995 and December 31, 1996

                  Consolidated Statements of Operations for the years ended December 31, 1994, December 31, 1995 and December 31, 1996

                  Consolidated Statements of Cash Flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996

                  Notes to Consolidated Financial Statements

         Interim Condensed Consolidated Financial Statements (Unaudited):

                  Condensed Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997

                  Condensed Consolidated Statements of Operations for the six months ended June 30, 1996 and June 30, 1997

                  Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and June 30, 1997

                  Notes to Condensed Consolidated Financial Statements

         (b) Pro Forma Financial Information (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 5, 1997):

         Unaudited Pro Forma Condensed Consolidated Financial Statements:

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 28, 1996

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended July 5, 1997

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended July 5, 1997

                  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 5, 1997



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          Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

     (c)  Exhibits:

          2.1 Stock Purchase Agreement by and among Dyersburg Corporation, Alamac Sub Holdings Inc., AIH Inc. and WestPoint Stevens Inc. (Incorporated by reference to the Company's Current Report on Form 8-K dated July 18,
     1997)

          10.1 Purchase Agreement dated August 20, 1997 by and among Dyersburg Corporation, Dyersburg Fabrics Inc., Dyersburg Fabrics Limited Partnership, I, DFIC, Inc., IQUE, Inc., IQUEIC, Inc., IQUE Limited Partnership, I, United Knitting Inc., UKIC, Inc., United Knitting Limited Partnership, I, Bear, Stearns & Co. Inc. and Prudential Securities Incorporated

          10.2 Indenture dated as of August 27, 1997 by and among Dyersburg Corporation, Dyersburg Fabrics Inc., Dyersburg Fabrics Limited Partnership, I, DFIC, Inc., IQUE, Inc., IQUEIC, Inc, IQUE Limited Partnership, I, United Knitting Inc., UKIC, Inc., United Knitting Limited Partnership, I, Alamac Knit Fabrics Inc., Alamac Enterprises Inc., AIH Inc., and State Street Bank and Trust Company

          10.3 Registration Rights Agreement dated as of August 27, 1997 by and among Dyersburg Corporation, the Guarantors named therein, Bear, Stearns & Co. Inc. and Prudential Securities Incorporated

          10.4 Credit Agreement dated as of August 27, 1997 among Dyersburg Corporation, Dyersburg Fabrics Limited Partnership, I, United Knitting Limited Partnership, I, IQUE Limited Partnership, I, Alamac Knit Fabrics, Inc., the Lenders listed therein, SunTrust Bank, Atlanta, as Agent, and SunTrust Bank, Atlanta, as Collateral Agent (The Company agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request)






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          DYERSBURG CORPORATION


Date:  September 2, 1997                  By:  /s/ William S. Shropshire, Jr.
                                              -------------------------------
                                                 William S. Shropshire, Jr.
                                                  Chief Financial Officer






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                                  EXHIBIT INDEX

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      NO.                                 EXHIBIT
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
     10.1 Purchase Agreement dated August 20, 1997 by and among Dyersburg Corporation, Dyersburg Fabrics Inc., Dyersburg Fabrics Limited Partnership, I, DFIC, Inc., IQUE, Inc., IQUEIC, Inc., IQUE
                     Limited Partnership, I, United Knitting Inc., UKIC, Inc., United Knitting Limited Partnership, I, Bear, Stearns & Co. Inc. and Prudential Securities Incorporated

     10.2 Indenture dated as of August 27, 1997 by and among Dyersburg Corporation, Dyersburg Fabrics
                     Inc., Dyersburg Fabrics Limited Partnership, I,
                     DFIC, Inc., IQUE, Inc., IQUEIC, Inc, IQUE
                     Limited Partnership, I, United Knitting Inc., UKIC, Inc., United Knitting Limited Partnership, I, Alamac Knit Fabrics Inc., Alamac Enterprises Inc., AIH Inc., and State Street Bank and Trust Company

     10.3 Registration Rights Agreement dated as of August 27, 1997 by and among Dyersburg Corporation, the Guarantors named therein, Bear, Stearns & Co. Inc. and Prudential Securities Incorporated

     10.4 Credit Agreement dated as of August 27, 1997 among Dyersburg Corporation, Dyersburg Fabrics
                     Limited Partnership, I, United Knitting Limited Partnership, I, IQUE Limited Partnership, I, Alamac Knit Fabrics, Inc., the Lenders listed therein, SunTrust Bank, Atlanta, as Agent, and SunTrust
                     Bank, Atlanta, as Collateral Agent (The Company agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request)

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